Exhibit 10.15

SECURED PROMISSORY NOTE

756679

$30,000,000.00	August , 2010

1. Loan; Loan Agreement. PRINCIPAL LIFE INSURANCE COMPANY, an Iowa corporation (together with its successors and/or assigns, “Lender”), has made a loan (“Loan”) to IIT PINOLE BUSINESS PARK I LP, a Delaware limited partnership and IIT 48350 FREMONT BLVD LP, a Delaware limited partnership (herein collectively “Borrower”), pursuant to that certain Loan Agreement (“Loan Agreement”), dated of even date herewith, between Lender and Borrower. All initially capitalized terms used in this Secured Promissory Note (“Note”) without being defined herein shall have the meanings assigned in the Loan Agreement.

2. Obligation to Repay. FOR VALUE RECEIVED, Borrower hereby unconditionally promises to pay to the order of Lender, the principal sum of Thirty Million and 00/100 Dollars ($30,000,000.00) (or so much thereof as shall from time to time have been advanced or be outstanding) pursuant to the terms of the Loan Agreement, in lawful money of the United States of America, with interest thereon from the Closing Date at the Regular Interest Rate, and to be paid in accordance with the terms of the Note and the Loan Agreement.

3. Interest and Principal. Monthly Payments shall be made on each Payment Date at the Regular Interest Rate in accordance with the Loan Agreement and all other amounts owing to Lender in respect of the Loan shall be paid in accordance with the Loan Agreement.

4. Maturity. All unpaid principal, interest thereon, and all other unpaid amounts owing under the Loan, if any, shall be due and payable in accordance with this Note and the Loan Agreement but in any event on or before the Maturity Date unless otherwise specifically provided for in the Loan Agreement.

5. Default and Acceleration. If any Event of Default has occurred and is continuing under the Loan Documents, the entire principal balance of the Loan, interest then accrued, Make Whole Premium, and all other Indebtedness whether or not otherwise then due, shall at the option of Lender, in accordance with the Loan Agreement and other Loan Documents, become immediately due and payable without demand or notice, and whether or not Lender has exercised said option, interest shall accrue on the entire principal balance, interest then accrued, Make Whole Premium and any other Indebtedness then due, at a rate equal to the Default Rate until fully paid in accordance with the Loan Agreement and other Loan Documents.

6. Prepayment. The Loan may only be prepaid in accordance with the terms of the Loan Agreement.

7. Security. This Note is secured by the Loan Documents, creating among other things, legal and valid encumbrances on and an assignment of all of Borrower’s interest in any Leases of the Premises.

8. Waivers. To the extent permitted by applicable laws, Borrower and any endorsers or guarantors waive presentment, protest and demand, notice of protest, demand and dishonor and nonpayment (unless otherwise specifically set forth in the Mortgage or the Loan Agreement), notice of acceleration or intent to accelerate and diligence in collection, and agree the Maturity Date of this Note or any installment may be extended without affecting any liability hereunder, and further promise to pay all reasonable costs and expenses, including but not limited to, reasonable attorney’s fees actually incurred by Lender in connection with any Event of Default or in any judicial or equitable proceeding to interpret and/or enforce any provision of the Loan Documents. No release of Borrower from liability hereunder shall release any other maker, endorser or guarantor hereof.

9. Exculpation. Notwithstanding anything inconsistent or to the contrary contained herein or in any other Loan Document, Borrower’s personal liability under this Note is limited as set forth in Section X of the Loan Agreement.

10. Governance. This Note shall be governed by and construed in accordance with the laws of the State where the Premises is located, without regard to its conflict of law principles.

11. Joint and Several Liability. If more than one, all obligations and agreements of Borrower are joint and several.

12. Miscellaneous. This Note may not be changed or terminated orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. Whenever used, the singular number shall include the plural, the plural number shall include the singular, and the words “Lender” and “Borrower” shall include their respective successors and assigns. If any provision of this Note shall, for any reason, be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Note shall be construed as if such invalid or unenforceable provision had never been contained herein.

13. Counterpart Signatures. This Note may be executed in counterparts, each of which shall be deemed an original; and such counterparts when taken together shall constitute but one agreement.

(Signatures on next page)

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered as of the date first set forth above.

IIT PINOLE BUSINESS PARK I LP, a Delaware limited partnership

By:	IIT PINOLE BUSINESS PARK I GP LLC, a Delaware limited liability company, its General Partner

By:
Name:
Title: Authorized Signatory

IIT 48350 FREMONT BLVD LP, a Delaware limited partnership

By:	IIT 48350 FREMONT BLVD GP LLC, a Delaware limited liability company, its General Partner

By:
Name:
Title: Authorized Signatory